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                      Form of Opinion of Alston & Bird LLP

                                            , 2002
                             --------------


Mohawk Industries, Inc.
160 S. Industrial Blvd.
Calhoun, Georgia 30703

         Re: Registration Statement on Form S-4 Covering a Maximum of 18,401,198 Shares of Common Stock of Mohawk Industries, Inc.


Ladies and Gentlemen:

         This opinion is being rendered in connection with that certain Agreement and Plan of Merger dated as of November 19, 2001 (the "Merger Agreement"), by and among Mohawk Industries, Inc., a Delaware corporation (the "Registrant"), Maverick Merger Sub, Inc. a Delaware corporation ("Merger Sub"), and Dal-Tile International Inc., a Delaware corporation ("Dal-Tile"), pursuant to which Dal-Tile will merge with and into Merger Sub and the Registrant will issue up to 18,401,198 shares of its common stock, $.01 par value per share (the "Shares"). The shares are being registered on the Registrant's Registration Statement on Form S-4 (the "Registration Statement"), as filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on December 7, 2001.

         As counsel for the Registrant, we have examined such corporate records and documents as we have deemed relevant and necessary as the basis for this opinion, and we are familiar with the actions taken by Registrant in connection with the authorization, registration, issuance, and sale of the Shares.

         Based upon the foregoing, it is our opinion that the Shares will, upon their issuance in accordance with the terms and conditions set forth in the Merger Agreement, be duly authorized and validly issued, fully paid and non-assessable under the laws of the State of Delaware.

         We hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission.

                                                     Very truly yours,

                                                     ALSTON & BIRD LLP


                                                     By:
                                                        ------------------------
                                                        Bryan E. Davis